UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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CYPRESS SEMICONDUCTOR CORPORATION

(Name of Registrant as Specified In Its Charter)

T.J. Rodgers

J. Daniel McCranie

Camillo Martino

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

DATED MARCH 14, 2017

CYPRESS SEMICONDUCTOR CORPORATION
2017 ANNUAL MEETING OF STOCKHOLDERS
[●], 2017

PROXY STATEMENT

OF

T.J. RODGERS

THIS SOLICITATION IS NOT BEING CONDUCTED ON BEHALF

OF THE COMPANY OR THE CYPRESS BOARD.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED GOLD PROXY CARD TODAY.

This Proxy Statement and the enclosed GOLD proxy card are being furnished by T.J. Rodgers in connection with the solicitation of proxies from the holders of shares of common stock, par value $0.01 per share (the “Common Stock”), of Cypress Semiconductor Corporation, a Delaware corporation (the “Company”), for the 2017 Annual Meeting of Stockholders of the Company scheduled to be held at [●], local time, on [●], 2017, at [●] and at any adjournments, postponements or other delays thereof and at any special meeting that may be called in lieu thereof (the “Annual Meeting”).

At the Annual Meeting, the Company’s stockholders will consider and act upon the following matters:

1.	The election of seven directors to serve on the Company’s Board of Directors (the “Board”) for a one-year term, and until their successors are elected.

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017.

3.	An annual advisory vote to approve the compensation of the Company’s named executive officers.

4.	The transaction of such other business that may properly come before the Annual Meeting.

As of the date of this Proxy Statement, Mr. Rodgers is the Company’s largest non-institutional stockholder and controls the vote of an aggregate of 8,727,619 shares of Common Stock.

Mr. Rodgers and the nominees, J. Daniel McCranie and Camillo Martino (each a “CypressFirst Nominee”), are “participants” in this proxy solicitation. Additional information concerning the CypressFirst Nominees is set forth under the caption “Proposal 1—Election of Directors,” and additional information concerning the participants is set forth in Annex A.

Mr. Rodgers intends to vote such shares of Common Stock “FOR” the election of the CypressFirst Nominees, because he believes they can help the Board enhance stockholder value with their exceptional experience in the semiconductor manufacturing industry, eliminate ethical and corporate governance violations at the Board level and effectively mentor Cypress’s chief executive officer without requiring compensation beyond what is received by Cypress’s other outside directors. For more information regarding the reasons for this proxy solicitation by Mr. Rodgers, please see the sections of this proxy statement titled “Reasons for This Proxy Solicitation” and “Background of This Proxy Solicitation,” as well as the investor presentation prepared by Mr. Rodgers and available at www.cypressfirst.com.

The Board has filed a consent solicitation statement (the “Cypress Consent Solicitation Statement”) relating to the Board’s consent solicitation to eliminate cumulative voting (the “Consent Solicitation”). The Consent Solicitation is still ongoing, and thus it is not yet known whether the Company’s stockholders will approve the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to eliminate cumulative voting. If the proposed amendment to the Charter is approved, the Board has indicated that it will amend the bylaws of the Company (the “Bylaws”) (i) to adopt a majority vote standard for the election of directors in uncontested elections and a plurality vote standard for the election of directors in contested elections and (ii) to implement a form of “proxy access” where a limited number of stockholders can run candidates for Board membership without filing a separate proxy statement. Of these amendments to the Bylaws, only the former would affect the vote at the Annual Meeting – the election of directors at the Annual Meeting would be conducted under a plurality voting standard. However, Cypress stockholders would not get to utilize the proxy access bylaw until the 2018 annual meeting of stockholders.

Assuming the Company’s stockholders approve the proposed amendment to the Charter prior to the Annual Meeting, the election of directors at the Annual Meeting will be conducted under a plurality voting standard because the election is contested. In this case, in addition to voting “FOR” the election of the CypressFirst Nominees, Mr. Rodgers also intends to vote for the election of the Cypress nominees other than Ray Bingham and Eric Benhamou.

With respect to the other proposals, Mr. Rodgers intends to vote such shares of Common Stock: “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017, and “[AGAINST]” the approval of the compensation of the Company’s named executive officers. In addition, Mr. Rodgers will vote on such other matters as may properly come before the Annual Meeting.

The Company has disclosed that it has set the close of business on [●], 2017 (the “Record Date”) as the record date for determining the stockholders who are entitled to vote at the Annual Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOUR PROMPT ACTION IS IMPORTANT. MAKE YOUR VIEWS CLEAR TO THE BOARD BY AUTHORIZING A PROXY TO VOTE FOR EACH PROPOSAL BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED GOLD PROXY CARD.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES OF COMMON STOCK YOU OWN.

Do not return any proxy card that you may receive from the Company relating to the Annual Meeting, even as a protest vote. If you have already submitted a proxy card to the Company relating to the Annual Meeting, it is not too late to change your vote. To revoke your prior proxy and change your vote, simply sign, date and return the enclosed GOLD proxy card in the postage-paid envelope provided. Only your latest signed and dated proxy will be counted.

This Proxy Statement is dated [●], 2017, and is first being mailed to stockholders, along with the enclosed GOLD proxy card, on or about [●], 2017.

PLEASE VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED
GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

IMPORTANT INFORMATION REGARDING THIS PROXY SOLICITATION

Your prompt action is important. Mr. Rodgers urges you to vote the enclosed GOLD proxy card TODAY. Your vote is important, no matter how many or how few shares of Common Stock you own. Please send in your GOLD proxy card today.

For additional information or assistance, please contact MacKenzie Partners, Inc., the firm assisting Mr. Rodgers in his solicitation of proxies:

105 Madison Avenue

New York, New York 10016

CypressFirst@mackenziepartners.com

Toll-Free (800) 322-2885

REASONS FOR THIS PROXY SOLICITATION

As Cypress’s co-founder and largest non-institutional stockholder, Mr. Rodgers continues to believe in Cypress and its ongoing potential. However, as described below, Mr. Rodgers believes that new directors are required to address the significant governance deficiencies within the Board and the irreconcilable conflicts of interest of Ray Bingham, the current executive chairman.

If these problems remain unaddressed, Mr. Rodgers believes these issues are very likely to impact both revenue growth and share price. Mr. Rodgers also believes that experienced directors are needed to counteract what he believes is a looming downturn in the Company’s operations. More information about the CypressFirst Nominees and Mr. Rodgers’s actions to date to protect the Company and its stockholders is available at www.cypressfirst.com.

Cypress has a long history of adding stockholder value through M&A activity, but two problems threaten future efforts.

•	Cypress’s M&A Presence. Mr. Rodgers believes that Cypress’s robust process for mergers and acquisitions (“M&A”) has provided it with a competitive advantage in the semiconductor industry, and that continuing such activity is critical to enhance stockholder value. Since its inception, Cypress has acquired 32 companies, a rate of about one per year, and businesses acquired through M&A activity now account for well over half of Cypress’s total revenue.

•	Threats to M&A. Mr. Rodgers believes that two primary problems threaten Cypress’s M&A effort. First, the government of the People’s Republic of China has called for an increase in Chinese chip production from 10% to 70%, and has been backing private equity firms in attempts to acquire semiconductor companies. Second, Mr. Rodgers believes that high debt and stalls in gross margin recovery threaten Cypress’s ability to remain an active player in M&A activities.

Cypress should not have to compete against a Chinese-backed private equity firm run by its own executive chairman.

•	Ray Bingham’s Simultaneous Employment with Canyon Bridge. Mr. Rodgers believes that Mr. Bingham’s employment with both the Company and Canyon Bridge Capital Partners (“Canyon Bridge”), a self-described private equity buyout fund focusing in the M&A-intensive semiconductor industry and funded by the Chinese government, presents an irreconcilable conflict of interest that threatens Cypress’s M&A presence. Canyon Bridge has drawn the attention of members of Congress for its link to China and Chinese military and industrial firms.

•	Lattice Example Highlights the Prevailing Tension. In November 2016, Canyon Bridge announced that it had entered a definitive agreement to acquire Oregon-based Lattice Semiconductor Corporation (“Lattice”). While he was Cypress’s chief executive officer, and as recently as early 2016, Mr. Rodgers had discussions with Lattice about the possibility of Cypress acquiring Lattice. Although there was not a contest between Cypress and Canyon Bridge during Canyon Bridge’s acquisition of Lattice, the Lattice transaction demonstrates that Cypress and Canyon Bridge evaluate the same types of targets for acquisition, and that a conflict of interest will continue so long as Mr. Bingham is simultaneously employed by two companies that compete in semiconductor M&A.

The Board has looked the other way as Mr. Bingham has violated Cypress’s Code of Business Conduct and Ethics.

•

Mr. Bingham’s Conflict of Interest. The Company’s Code of Business Conduct and Ethics includes numerous provisions prohibiting conflicts of interest or even the appearance of impropriety. The Code expressly prohibits a conflict of interest involving service as a director of any company that competes with Cypress. Mr. Rodgers believes that Mr. Bingham did not follow the Company’s Code of Business Conduct and Ethics in joining Canyon Bridge, and he has continued to violate the Code since then due to his simultaneous employment by a direct Cypress competitor.

•	No Board Action. Mr. Rodgers believes the Board should have taken appropriate action to eliminate Mr. Bingham’s conflict of interest, and expressed as much in several private and public communications to the Board following the announcement of Canyon Bridge’s acquisition of Lattice. However, to Mr. Rodgers’s knowledge, the Board has still not taken any formal action regarding this conflict.

The unnecessary and excessively costly executive chairman position should be eliminated now.

•	Unnecessary Position. The Board established the executive chairman position as a temporary position to assist Hassane El-Khoury, the new chief executive officer, in the transition after Mr. Rodgers retired in August 2016. However, Mr. Bingham has received equity grants that vest over a period of several years, which Mr. Rodgers believes is hardly a “temporary” timeframe. The Board has not eliminated the position over seven months later. If the Board had more experienced members skilled in operations and new product development, Mr. Rodgers believes it would no longer have a reason to maintain the executive chairman position – a position that was not needed in Cypress’s preceding 35 years. Messrs. McCranie and Martino, both former semiconductor chief executive officers, have agreed to mentor Mr. El-Khoury (to the extent still needed or requested) without added compensation above the Cypress norm for non-employee directors.

•	Excessive Compensation. In his capacity as executive chairman, Mr. Bingham is eligible to receive annual cash compensation of approximately $900,000 per year in salary and bonus, almost 18 times the annual retainer fee of one of the Company’s outside directors. Under his offer letter to serve as executive chairman, Mr. Bingham is also eligible to receive equity grants worth $4.5 million, more than 22 times the annual equity award granted to one of the Company’s outside directors.

Cypress is currently facing a chronic operating problem: low gross margin.

•	Continuing Low Gross Margins. Mr. Rodgers believes that low gross margins in the last quarter of fiscal year 2016 signal a potential operations issue that will prevent the Company from re-engaging in M&A in the future, and will ultimately reduce stockholder value. As reported in the Company’s filings with the SEC, gross margin recovery stalled in 2016, and the Company’s management forecasted it to drop further in the first quarter of fiscal year 2017.

•	Inability to Reduce Leverage. Due to the low gross margins, the Company has also been unable to reduce its leverage. The Company’s cash flow was enough to cover interest payments on the Company’s outstanding debt, but not enough to reduce debt significantly. If the Company continues to have low gross margins, this will lead to decreased cash flow, which will lead to a continued inability to pay down its debt and leave less available funds for M&A activity.

In response to the concerns described above, Mr. Rodgers has nominated two exceptionally qualified and respected individuals with backgrounds in Board leadership and deep knowledge of the semiconductor manufacturing industry, whom he believes are capable of improving Cypress board oversight in operations and restarting Cypress’s successful M&A engine, thus increasing stockholder value. The CypressFirst Nominees are former chief executive officers of semiconductor companies, with considerable experience in semiconductor operations and new product development. Mr. Rodgers believes each of the CypressFirst Nominees would be positive mentors for Mr. El-Khoury, who would receive only standard Board member compensation, thus eliminating the need for the expensive and unnecessary executive chairman position.

The table below illustrates what Mr. Rodgers believes to be Mr. Martino’s and Mr. McCranie’s superior qualifications to serve on the Cypress Board.

	Total Number of Positions as Semiconductor CEO	Number of Board Positions at Other Public Semiconductor Companies	Prior Semiconductor Manufacturing Experience	Electrical Engineering Degree	Industry Focus
CypressFirst Nominees
Martino, Camillo	✓	✓✓	✓	✓	Semiconductor
McCranie, J. Daniel	✓✓	✓✓✓ ✓✓ ✓ ✓✓	✓	✓	Semiconductor
Current Cypress Directors
Albrecht, W. Steve	x	x	x	x	Accounting
Benhamou, Eric A.	x	x	x	✓	Communications
Bingham, Ray	x	✓✓✓	x	x	Software
El-Khoury, Hassane	✓	x	x	✓	Semiconductor
Kwon, O.C.	✓	✓	✓	x	Semiconductor
Van Den Hoek, Wilbert	x	x	x	x	Semiconductor Equipment
Wishart, Michael S.	x	✓	x	x	Investment Banking

MR. RODGERS URGES YOU TO VOTE FOR THE ELECTION OF THE CYPRESSFIRST NOMINEES, J. DANIEL MCCRANIE AND CAMILLO MARTINO, ON THE ENCLOSED GOLD PROXY CARD TODAY.

If you have signed the GOLD proxy card and no marking is made, you will be deemed to have given a direction to vote all the shares of common stock represented by the GOLD proxy card FOR the election of J. Daniel McCranie and Camillo Martino, and FOR the Cypress nominees other than Ray Bingham and Eric Benhamou.

By signing and returning the GOLD proxy card, if no marking is made, you will also be deemed to have given direction to vote all of the shares represented by the GOLD proxy card FOR Proposal 2 and AGAINST Proposal 3.

BACKGROUND OF THIS PROXY SOLICITATION

Mr. Rodgers co-founded the Company in 1982 and served as the Company’s president and chief executive officer until April 2016 and as a member of the Board until August 2016. In August 2016, upon Mr. Rodgers’s retirement from the Company, the Company appointed Mr. El-Khoury as the Company’s chief executive officer and also appointed Mr. Bingham to serve as executive chairman.

In November 2016, Canyon Bridge announced that it had entered a definitive agreement to acquire Lattice. Mr. Bingham, the Company’s executive chairman, is listed in the press release announcing the transaction as a co-founder and partner of Canyon Bridge. Mr. Rodgers believes this was the first time the Board and the management team became aware of Mr. Bingham’s affiliation with Canyon Bridge.

On December 1, 2016, Mr. Rodgers emailed a private letter to the Board suggesting that the Company should eliminate the executive chairman position. Mr. Rodgers believed that Mr. Bingham had not spent much time mentoring Mr. El-Khoury and any additional mentoring could easily be handled by non-executive directors, that Mr. El-Khoury had demonstrated proficiency with respect to the Company’s business, and that the Company would be better served by putting the millions earmarked for the executive chairman’s compensation “back on Cypress’s bottom line.”

On December 9, 2016, Mr. Rodgers sent another private letter to the Board asking that the Board “take decisive action promptly” to address what Mr. Rodgers believed to be Mr. Bingham’s obvious potential conflicts of interest, with Mr. Bingham serving as executive chairman of Cypress and as a partner of Canyon Bridge. Mr. Rodgers was particularly concerned with what he believed was the likely business, financial and reputational harm to the Company inherent in the Company being in any way associated with Canyon Bridge.

Mr. Rodgers received no written response to his private letters. Accordingly, Mr. Rodgers believed he had no alternative but to submit a sworn demand letter pursuant to Section 220 of the Delaware General Corporation Law (the “Demand”) to the Company for the Company’s books and records on January 19, 2017. Among other things, the Demand was intended to obtain further details about potential conflicts of interest and transactions involving Mr. Bingham.

On January 26, 2017, the Company sent a letter to Mr. Rodgers rejecting the Demand. Faced with the Company’s refusal to address Mr. Rodgers’ concerns, Mr. Rodgers filed a complaint on January 27, 2017 in the Delaware Court of Chancery to compel production of the Company’s books and records (the “Section 220 Complaint”). The Section 220 Complaint explained that Canyon Bridge was a direct competitor with the Company for potential acquisition targets in the M&A-intensive semiconductor industry.

On February 3, 2017, Mr. Rodgers privately submitted a notice of intention to nominate Mr. McCranie and Mr. Martino for election to the Board at the Annual Meeting in accordance with the Bylaws. Mr. Rodgers noted that Mr. McCranie and Mr. Martino are exceptionally qualified semiconductor veterans with excellent experience in corporate governance and that Mr. Rodgers was making the nominations in the hope that they might be able to work internally within the Board to address the issues that the Board had proven unwilling to address directly with him.

Mr. Rodgers did not make any public announcement at that time concerning his nomination of Mr. McCranie and Mr. Martino, in an attempt to work constructively with the Board on a mutually satisfactory solution.

On February 7, 2017, the deadline passed for submission of director nominees by stockholders under the Bylaws.

During the week of February 6, 2017, in response to Mr. Rodgers’s notice of nomination, the Company conducted interviews with Mr. McCranie and Mr. Martino.

On February 10, 2017, the Company proposed a global settlement with Mr. Rodgers that would have included, among other things, (1) Mr. McCranie’s appointment to the Board prior to the Annual Meeting, (2) Mr. Rodgers’s dismissal of the Section 220 Complaint and (3) Mr. Rodgers’s entry into a standstill agreement that would prohibit him from taking certain actions with respect to the Company and that would extend through the 2018 annual meeting of stockholders (the “2018 Annual Meeting”).

On February 13, 2017, through his advisors, Mr. Rodgers informed the Company that he could not accept the proposed terms. Mr. Rodgers explained that the proposed settlement did not address the problems associated with the Company’s executive chairman position (either with respect to Ray Bingham’s potential conflicts of interest or the unnecessary position itself) and his belief that both Mr. McCranie and Mr. Martino would be assets to the Board. Mr. Rodgers stressed to the Company that he would remain open to further negotiation. This was the last communication between Mr. Rodgers and the Company or its representatives, and the Board never responded to Mr. Rodgers’s request to continue discussions.

On February 16, 2017, the Board approved an amendment to the Charter eliminating cumulative voting to be in effect for the Annual Meeting. The Board also approved an amendment to the Bylaws to adopt a majority vote standard for the election of directors in uncontested elections and a plurality vote standard in contested elections, which would be in effect if and only if the stockholders approved the amendment to the Charter to eliminate cumulative voting in time for the Annual Meeting. Finally, the Board approved an amendment to the Bylaws to implement a form of “proxy access” where a limited number of stockholders can run candidates for Board membership without filing a separate proxy statement, which would be effective for the 2018 Annual Meeting—if and only if the stockholders approved the elimination of cumulative voting.

On February 17, 2017, the Company filed a preliminary consent solicitation statement (the “Cypress Consent Solicitation Statement”) with the Securities and Exchange Commission (the “SEC”), seeking stockholder consent for the amendment to the Charter. That same morning, prior to the opening of trading, the Board issued a press release announcing the preliminary Cypress Consent Solicitation Statement and the nominations made by Mr. Rodgers. Eric Benhamou is quoted in the press release as attributing the timing of the Charter amendment and Bylaw amendments proposals (the “Governance Proposals”) to Mr. Rodgers’s nominations.

After the Board filed the preliminary Cypress Consent Solicitation Statement and accompanying press release rejecting the CypressFirst Nominees, Mr. Rodgers issued a press release announcing his nomination of Mr. McCranie and Mr. Martino.

On February 23, 2017, Mr. Rodgers, Mr. McCranie and Mr. Martino issued a press release that included a letter delivered to the Board. Among other things, this letter:

•	reiterated concerns about serious potential violations of Cypress policies and conflicts of interest involving Mr. Bingham, and the inaction of the Board to address these problems;

•	expressed the concern of Mr. Rodgers, Mr. McCranie and Mr. Martino that the Consent Solicitation sought to change the director election process only after the nomination window for electing directors at the Annual Meeting had passed; and

•	explained that, despite these developments, Mr. Rodgers would continue to pursue the election of Mr. McCranie and Mr. Martino because he believed that each of them is extremely qualified to serve on the Board as a result of their respective qualifications in the semiconductor manufacturing industry and the area of corporate governance.

On February 28, 2017, the Board filed the definitive Cypress Consent Solicitation Statement relating to the Governance Proposals.

On March 7, 2017, Mr. Rodgers filed a preliminary consent information statement. Mr. Rodgers did not ask the Company’s stockholders to vote against the matters covered by the Consent Solicitation. Rather, Mr. Rodgers indicated that stockholders should choose whether or not to eliminate cumulative voting and that the CypressFirst Nominees would compete on merit, regardless of the proposed voting rules changing.

On March 14, 2017, Mr. Rodgers filed a preliminary proxy statement relating to the Annual Meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company has disclosed that seven directors are standing for election at the Annual Meeting. Accordingly, at the Annual Meeting, the seven nominees who receive the greatest number of “FOR” votes (among votes properly cast in person or by proxy) will be elected as Class A directors for terms expiring at the 2018 Annual Meeting and until their respective successors have been duly elected and qualified.

T.J. Rodgers is seeking your support at the Annual Meeting to elect the CypressFirst Nominees, J. Daniel McCranie and Camillo Martino.

Assuming the election of directors at the Annual Meeting is conducted under a plurality voting standard, should you so authorize Mr. Rodgers, he will cast votes for the CypressFirst Nominees and the five Cypress nominees who are not Ray Bingham and Eric Benhamou. None of such Cypress nominees for whom Mr. Rodgers seeks authority to vote have agreed to serve with any of the CypressFirst Nominees, if elected. You should refer to the Company’s definitive proxy statement relating to the Annual Meeting (the “Cypress Proxy Statement”) for the names, background, qualifications and other information concerning the Cypress nominees.

The CypressFirst Nominees have furnished the following information regarding their principal occupations and certain other matters. The ages of the CypressFirst Nominees are given as of March 13, 2017.

J. Daniel McCranie, age 73, has served as the Chairman of the Board of Directors of ON Semiconductor Corporation since August 2002 and as a Director since November 2001. In December 2016, Mr. McCranie announced his intention to retire from the Board of ON Semiconductor Corporation prior to its 2017 annual meeting of stockholders currently scheduled for May 2017. He has served on the corporate governance and nominating, compensation, executive and science and technology committees of the Board of Directors of ON Semiconductor Corporation. Mr. McCranie has also served on the Board of Directors of Mentor Graphics Corporation since 2012, as well as the compensation and nominating and corporate governance committees of Mentor Graphics. He served on the Board of Directors of Freescale Semiconductor, Ltd from 2011 to 2014, including as Chairman of the Board beginning in June 2012, and on the Board of Directors of Cypress Semiconductor Corporation from 2005 through 2014. Mr. McCranie also served as executive chairman of Virage Logic Corporation, a provider of application optimized semiconductor intellectual property platforms, from October 2008 until it was purchased by Synopsys, Inc. in September 2010. Previously, he served as president and chief executive officer of Virage Logic Corporation from January 2007 to October 2008, executive chairman of Virage Logic Corporation from March 2006 to January 2007, and chairman of the Board of Directors of Virage Logic Corporation from August 2003 to March 2006.

From 2014 to 2015, and prior to joining Virage Logic Corporation, from 1993 until his retirement in 2001, Mr. McCranie was employed in various positions with Cypress Semiconductor Corporation, focusing on the communications industry, lastly as its executive vice president, marketing and sales. From 1986 to 1993, he was president, chief executive officer and chairman of SEEQ Technology, Inc., a manufacturer of semiconductor devices.

Mr. Rodgers believes Mr. McCranie is qualified to serve on the Board because of his extensive experience as a semiconductor chief executive officer and director of seven semiconductor companies, as well as his extensive experience in the proper governance of technology companies, having served on the boards of five technology companies, including as chairman of the board of three of those companies. As noted above, during the course of potential settlement negotiations with Mr. Rodgers, Mr. McCranie was previously identified by the Board as a qualified candidate for serving on the Board. If elected, he could qualify as an “independent director” under applicable standards of NASDAQ and other requirements as early as May 2018, at which time he could serve on any of the Board’s committees.

Camillo Martino, age 54, serves as a board member and executive advisor to technology companies, and has been a chief executive officer and C-suite executive of a number of semiconductor companies. He has served as a member of the Board of Directors of MagnaChip Semiconductor Corporation since August 2016, where he also serves as the Chair of MagnaChip’s compensation committee. Mr. Martino has served as a member of the Board of Directors of VVDN Technologies, a private company, since March 2016 and as Vice Chairman of the Board of Directors of SAI Technology, Inc. since April 2015. Mr. Martino previously served as a director and the chief executive officer of Silicon Image, Inc., a leading semiconductor company in video connectivity solutions, from January 2010 until the completion of its sale to Lattice Semiconductor Corporation in March 2015. From January 2008 to January 2010, Mr. Martino served as chief operating officer of SAI Technology Inc., and as a director from June 2006 to November 2010. From July 2005 to June 2007, Mr. Martino served as the president, chief executive officer and director of Cornice Inc. From August 2001 to July 2005, Mr. Martino served as the executive vice president and chief operating officer at Zoran Corporation, a global SoC semiconductor company.

Prior to that, Mr. Martino held multiple positions with National Semiconductor Corporation for a total of nearly 14 years in four countries. Mr. Martino holds a Bachelor of Applied Science in Electrical Engineering from the University of Melbourne and a Graduate Diploma in Digital Communications from Monash University (Australia).

Mr. Rodgers believes Mr. Martino is qualified to serve on the Board because of his extensive experience in the semiconductor industry, including his experiences as a director, chief executive officer and C-suite executive of a number of companies in the industry, as well as his experience in the proper corporate governance of such companies.

The table below illustrates what Mr. Rodgers believes to be Mr. Martino’s and Mr. McCranie’s superior qualifications to serve on the Cypress Board.

	Total Number of Positions as Semiconductor CEO	Number of Board Positions at Other Public Semiconductor Companies	Prior Semiconductor Manufacturing Experience	Electrical Engineering Degree	Industry Focus
CypressFirst Nominees
Martino, Camillo	✓	✓✓	✓	✓	Semiconductor
McCranie, J. Daniel	✓✓	✓✓✓ ✓✓ ✓ ✓✓	✓	✓	Semiconductor
Current Cypress Directors
Albrecht, W. Steve	x	x	x	x	Accounting
Benhamou, Eric A.	x	x	x	✓	Communications
Bingham, Ray	x	✓✓✓	x	x	Software
El-Khoury, Hassane	✓	x	x	✓	Semiconductor
Kwon, O.C.	✓	✓	✓	x	Semiconductor
Van Den Hoek, Wilbert	x	x	x	x	Semiconductor Equipment
Wishart, Michael S.	x	✓	x	x	Investment Banking

MR. RODGERS URGES YOU TO VOTE FOR THE ELECTION OF THE CYPRESSFIRST NOMINEES, J. DANIEL MCCRANIE AND CAMILLO MARTINO, ON THE ENCLOSED GOLD PROXY CARD TODAY.

If you have signed the GOLD proxy card and no marking is made, you will be deemed to have given a direction to vote all the shares of common stock represented by the GOLD proxy card FOR the election of J. Daniel McCranie and Camillo Martino, and FOR the Cypress nominees other than Ray Bingham and Eric Benhamou.

Even if all of the CypressFirst Nominees are elected, they will not constitute a majority of the Board. The CypressFirst Nominees will not alone be able to cause the Company to take any action. However, the

CypressFirst Nominees expect to be able to actively engage other Board members in full discussion of the issues facing the Company and resolve them together. By utilizing their respective experiences and working constructively with the other Board members, Mr. Rodgers and the CypressFirst Nominees believe that the CypressFirst Nominees can effect positive change at the Company.

There can be no assurance that if any of the CypressFirst Nominees are elected any other members of the Board who are not the CypressFirst Nominees will serve with such CypressFirst Nominees. None of the Cypress nominees for whom Mr. Rodgers seeks authority to vote has agreed to serve with any of the CypressFirst Nominees, if elected.

Independence of J. Daniel McCranie and Camillo Martino

Mr. Rodgers believes that Camillo Martino is independent within the meaning of the Company’s Corporate Governance Guidelines (available at www.investors.cypress.com/corporate-governance.cfm), the applicable SEC rules and NASDAQ Stock Market listing standards. The Board has adopted the definition of “independence” as described under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and NASDAQ Listing Rule 5605. In order to make a determination of independence of a director as required by the Corporate Governance Guidelines and SEC rules, the Board determines whether a director or a director nominee has a material relationship with Cypress (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with Cypress). Because he believes Mr. Martino is not currently affiliated with the Company or any of its affiliates, Mr. Rodgers has no knowledge of any facts that would prevent the determination that Camillo Martino is independent in accordance with the meaning of the Corporate Governance Guidelines, the applicable SEC and NASDAQ Stock Market listing standards and any applicable legal requirement.

Consequently, Mr. Rodgers believes that if Mr. Martino is elected, a majority of the directors will be independent within the meaning of the NASDAQ Stock Market rules and there will be a sufficient number of independent directors to serve on the Board’s Audit Committee, Compensation Committee and Nominating and Governance Committee. If the CypressFirst Nominees are elected, the composition of the Board’s committees will be determined by the Board. Mr. Rodgers does not believe that Mr. McCranie would currently qualify as an independent director following the Annual Meeting, on account of his prior employment by the Company, but that Mr. McCranie would qualify as an independent director by May 2018.

Each of the CypressFirst Nominees has consented to being named as a nominee in this Proxy Statement and to serve as a director of the Company if elected. Mr. Rodgers does not expect that either of the CypressFirst Nominees will be unable to stand for election to the Board or to serve as a director if elected. In the event that a vacancy in Mr. Rodgers’s slate of nominees should occur because any CypressFirst Nominee is unable to serve or for good cause will not serve, Mr. Rodgers may appoint a substitute candidate that he selects and the shares of Common Stock represented by the enclosed GOLD proxy card will be voted for such substitute nominee. If Mr. Rodgers appoints a substitute nominee, he will make a filing with the SEC that (1) identifies such substitute nominee; (2) discloses that such substitute nominee has consented to being named in this Proxy Statement, as supplemented, and to serve as a director of the Company if elected; and (3) includes the information with respect to such substitute nominee required to be disclosed under the SEC’s proxy rules. In the event that the Company refuses to permit a substitute nominee as contemplated by this paragraph by reason of the Bylaws or otherwise, Mr. Rodgers reserves the right to challenge such Bylaws or the application of such Bylaws to such substitute nominee or take other action in an appropriate legal proceeding.

Mr. Rodgers reserves the right to nominate additional nominees if the Company (1) purports to increase the number of directorships or (2) makes or announces any changes to the Bylaws or takes or announces any other action that that purports to have, or if consummated would purport to have, the effect of disqualifying any of the CypressFirst Nominees. To the extent that the Company proposes to put up for election more than seven nominees at the Annual Meeting, Mr. Rodgers reserves the right to nominate an equal number of additional persons, which he believes would be an available remedy under Delaware law in response to any attempt by the Company to interfere with the voting rights of the Company’s stockholders. Additional nominations made pursuant to the foregoing are without prejudice to the position of Mr. Rodgers that any attempt to change the size of the Board or disqualify any of the CypressFirst Nominees or any substitute or additional alternate nominees through amendments to the Company’s bylaws or otherwise would constitute unlawful manipulation of the Company’s corporate machinery. If Mr. Rodgers appoints an additional nominee, he will make a filing with the SEC that (1) identifies such additional nominee; (2) discloses that such additional nominee has consented to being named in this Proxy Statement, as supplemented, and to serve as a director of the Company if elected; and (3) includes the information with respect to such additional nominee required to be disclosed under the SEC’s proxy rules. Mr. Rodgers reserves the right to challenge any action by the Company that has, or if consummated would have, the effect of disqualifying any CypressFirst Nominee or substitute or additional nominee. If Mr. Rodgers substitutes a nominee, he will make the filings with the SEC described above. Only then will the shares of Common Stock represented by the enclosed GOLD proxy card be voted for any substitute nominee.

If elected, the CypressFirst Nominees, together with the other directors of the Company, will be responsible for managing the business and affairs of the Company. Each director of the Company has an obligation to comply with his or her fiduciary duties under Delaware law. It is possible that circumstances may arise in which the interests of Mr. Rodgers, on the one hand, and the interests of other stockholders of the Company, on the other hand, may differ. In that case, Mr. Rodgers expects the CypressFirst Nominees to fully discharge their fiduciary obligations to the Company and its stockholders under Delaware law.

The CypressFirst Nominees will not receive any compensation from Mr. Rodgers or his affiliates for their services as directors of the Company if elected. Mr. Rodgers expects that each of the CypressFirst Nominees, if elected, will be entitled to receive from the Company compensation paid by the Company to its non-employee directors. The compensation currently paid by the Company to its non-employee directors is described in the Cypress Proxy Statement.

The election of each CypressFirst Nominee, as well as any other nominee for election to the Board, pursuant to Proposal 1 requires a plurality of votes cast by the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

As discussed in further detail in the Cypress Proxy Statement, the Audit Committee of the Board has appointed PricewaterhouseCoopers LLP to serve as the Company’s independent auditors for fiscal year 2017. The Company is submitting the appointment of PricewaterhouseCoopers LLP for ratification by the stockholders at the Annual Meeting.

Additional information regarding this proposal is contained in the Cypress Proxy Statement.

T.J. Rodgers recommends that you vote “FOR” this proposal. Mr. Rodgers intends to vote his shares of Common Stock “FOR” this proposal.

PROPOSAL 3—ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

As discussed in further detail in the Cypress Proxy Statement, and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company has proposed an advisory vote to approve the compensation of the Company’s named executive officers as described in the Cypress Proxy Statement. This is often referred to as a “say-on-pay” vote, and provides stockholders with the ability to cast a vote with respect to the Company’s fiscal year 2017 executive compensation programs and policies and the compensation paid to the named executive officers as disclosed in the Cypress Proxy Statement. This advisory vote on the Company’s executive compensation is not binding on the Board.

Mr. Rodgers strongly objects to the compensation provided to Ray Bingham, the Company’s executive chairman, under the offer letter entered into by the Company with Mr. Bingham in August 2016. In particular, this agreement entitles Mr. Bingham to an annual salary of about $900,000 and equity grants valued at over $4.5 million. Mr. Bingham’s cash compensation is approximately twice the aggregate yearly estimated combined cash compensation of the Company’s five outside directors, and his current and expected equity grants are approximately four times the yearly estimated combined equity awards to Company’s five outside directors.

Additional information regarding this proposal is contained in the Cypress Proxy Statement.

T.J. Rodgers recommends that you vote “[AGAINST]” this proposal. Mr. Rodgers intends to vote his shares of Common Stock “[AGAINST]” this proposal.

GENERAL INFORMATION

Securities Entitled to Vote

Based on information publicly disclosed by the Company, the shares of Common Stock constitute the only class of outstanding voting securities of the Company. Accordingly, only holders of shares of Common Stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting. Each share of Common Stock entitles its holder to one vote. Assuming the Company’s stockholders approve the proposed amendment to the Charter prior to the Annual Meeting, there are no cumulative voting rights.

The Company has disclosed that [●] shares of Common Stock were outstanding and entitled to vote as of the close of business on the Record Date. If you are a stockholder of record as of the Record Date, you will retain your right to vote at the Annual Meeting even if you sell your shares of Common Stock after the Record Date.

Quorum

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares are represented by proxy or by stockholders present and entitled to vote at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your bank or broker) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another time or date.

Vote Required

The Company has disclosed that all seven directors are standing for election at the Annual Meeting. Accordingly, at the Annual Meeting, the seven nominees who receive the greatest number of “FOR” votes (among votes properly cast in person or by proxy) will be elected as directors for terms expiring at the 2018 Annual Meeting and until their successors have been duly elected and qualified.

A signed proxy that withholds authority with respect to the election of any or all nominees will be counted for purposes of determining whether there is a quorum, but, with respect to any specific nominee, will not be considered to have been voted for such nominee. Broker non-votes, if any, are not considered votes cast and will result in the applicable nominee receiving fewer “FOR” votes for purposes of determining the three nominees receiving the most votes.

Plurality Voting

Assuming the Company’s stockholders approve the proposed amendment to the Charter prior to the Annual Meeting, the election of directors at the Annual Meeting will be conducted under a plurality voting standard. For this purpose, “plurality” means that the individuals receiving the greatest number of votes are elected as directors, up to the maximum number of directors to be elected. Each share of Common Stock will entitle its holder to one vote.

General Voting Procedures

Whether or not you are able to attend the Annual Meeting, you are urged to complete the enclosed GOLD proxy card. All valid proxies received prior to the meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the proxy, the shares of Common Stock will be voted in accordance with that specification. IF NO SPECIFICATION IS MADE, THE SHARES OF COMMON STOCK WILL BE VOTED AS FOLLOWS, ASSUMING THE COMPANY’S STOCKHOLDERS APPROVE THE PROPOSED AMENDMENT TO THE CHARTER PRIOR TO THE ANNUAL MEETING:

(I) FOR J. DANIEL MCCRANIE FOR DIRECTOR,

(II) FOR CAMILLO MARTINO FOR DIRECTOR,

(III) FOR THE PERSONS WHO HAVE BEEN NOMINATED BY CYPRESS TO SERVE AS DIRECTORS OTHER THAN RAY BINGHAM AND ERIC BENHAMOU,

(IV) FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,

(V) [AGAINST] THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND

(VI) IN THE PROXY HOLDER’S DISCRETION AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

If you wish to vote for a different slate of nominees, you will need to return the Company’s proxy card or attend the Annual Meeting in person and vote by ballot. If your shares of Common Stock are held in “street name” in the name of a bank, brokerage firm, dealer, trust company or other nominee, you will not be able to vote in person by ballot at the Annual Meeting unless you have previously requested and obtained a “legal proxy” from your bank, brokerage firm, dealer, trust company or other nominee and present it at the Annual Meeting.

With respect to any proposal other than the election of directors that properly comes before the Annual Meeting, assuming a quorum is present, such proposal requires a “FOR” vote from the majority of the votes cast, affirmatively or negatively, on such proposal at the Annual Meeting. Broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. Abstentions will be disregarded and have no effect on the outcome of the vote for Proposal 1. Under Delaware law, abstentions will have the same effect as an “AGAINST” vote with respect to Proposals 2 and 3.

Mr. Rodgers currently intends to deliver this Proxy Statement and a GOLD proxy card to holders of shares of Common Stock to elect the CypressFirst Nominees.

Pursuant to applicable SEC rules, the Company is required to announce the preliminary or final voting results within four business days of the Annual Meeting by means of a Current Report on Form 8-K filed with the SEC.

Voting by Proxy

Please authorize a proxy to vote by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided TODAY.

If you hold your shares of Common Stock in more than one account, you will receive a GOLD proxy card for each account. To ensure that all of your shares of Common Stock are voted, please sign, date and return the GOLD proxy card for each account.

YOUR VOTE IS VERY IMPORTANT. If you do not plan to attend the Annual Meeting, Mr. Rodgers encourages you to vote the enclosed GOLD proxy card today so that your shares of Common Stock will be represented and voted in accordance with your instructions. Even if you plan to attend the Annual Meeting in person, Mr. Rodgers recommends that you vote your GOLD proxy card so that your vote will be counted if you later decide not to attend the Annual Meeting.

The enclosed GOLD proxy card may be signed only by holders of record of shares of Common Stock as of the close of business on the Record Date. If you were a stockholder of record as of the close of business on the Record Date, you will retain your voting rights at the Annual Meeting even if you sell some or all of your shares of Common Stock after the Record Date. Accordingly, it is important that you vote all of the shares of Common Stock held by you as of the close of business on the Record Date, or grant a proxy to vote your shares of Common Stock on the enclosed GOLD proxy card, even if you sell some or all of your shares of Common Stock after the Record Date.

If you are a beneficial owner of shares of Common Stock held in “street name” in the name of a bank, brokerage firm, dealer, trust company or other nominee, these proxy materials are being forwarded to you by your bank, brokerage firm, dealer, trust company or other nominee. As a beneficial owner, you must instruct your broker, dealer, trustee or nominee how to vote. Your broker, dealer, trustee or nominee cannot vote your shares of Common Stock on your behalf without your instructions.

If you are a beneficial owner of shares of Common Stock held in “street name” and do not provide voting instructions to your bank, brokerage firm, dealer, trust company or other nominee, your shares of Common Stock will not be voted on any proposal on which your bank, brokerage firm, dealer, trust company or other nominee does not have or does not exercise discretionary authority to vote, such as a non-routine matter for which you do not provide voting instructions. This is referred to as a “broker non-vote.” Mr. Rodgers believes that due to the contested nature of the election at the Annual Meeting, all of the matters to be voted on at the Annual Meeting are considered non-routine. Accordingly, banks, brokerage firms, dealers, trust companies and other nominees will be unable to exercise discretionary voting authority with respect to any of the proposals to be voted on at the Annual Meeting.

Depending upon your bank, brokerage firm, dealer, trust company or other nominee, you may be able to vote either by telephone or over the Internet. Please refer to the enclosed GOLD voting instruction form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed GOLD voting instruction form.

Because a beneficial owner is not the stockholder of record, if you wish to vote your shares of Common Stock in person by ballot at the Annual Meeting, you must obtain a “legal proxy” from the bank, brokerage firm, dealer, trust company or other nominee that holds your shares of Common Stock.

IMPORTANT

Regardless of how many shares of Common Stock you own, your vote is very important. Please vote by signing, dating and returning the enclosed GOLD proxy card.

Please vote each GOLD proxy card that you receive as each account must be voted separately.

Do not return any proxy card that you may receive from the Company relating to the Annual Meeting, even as a protest vote. If you have already submitted a proxy card to the Company relating to the Annual Meeting, it is not too late to change your vote. To revoke your prior proxy and change your vote, simply sign, date and return the enclosed GOLD proxy card in the postage-paid envelope provided. Only your latest signed and dated proxy will be counted.

Attending the Annual Meeting

Based on information publicly disclosed by the Company, all stockholders and holders of proxies for those stockholders as of the Record Date may attend, as well as other persons invited by the Company. If you are a stockholder of record, meaning that you hold shares directly with Computershare Trust Company, N.A., the inspector of elections will have your name on a list and you will be able to gain entry to the Annual Meeting with any form of government-issued photo identification, such as a driver’s license, state-issued ID card, or passport. Stockholders holding stock in brokerage accounts or in “street name” wishing to attend the Annual Meeting in person will also need to bring a letter from their broker reflecting their stock ownership as of the Record Date.

To ensure that your shares of Common Stock are voted at the Annual Meeting, you should promptly give instructions to your bank, brokerage firm, dealer, trust company or other nominee to ensure that a GOLD proxy card is submitted on your behalf.

Please refer to the Cypress Proxy Statement for additional information about attending the Annual Meeting, including any other requirements to gain admission to the Annual Meeting.

Revocation of Proxies

If you are a record owner of shares of Common Stock as of the close of business on the Record Date and have mailed a proxy card to the Company relating to the Annual Meeting, you may revoke that card before it is voted at the Annual Meeting by mailing a signed GOLD proxy card bearing a date later than the proxy card that you delivered to the Company either to Mr. Rodgers in care of MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, or to such address as the Company may provide.

Based on information publicly disclosed by the Company, if you are a stockholder of record, you have the right to revoke your proxy and change your vote at any time before the Annual Meeting by (i) returning a later-dated proxy card, or (ii) voting again online or by telephone, as more fully described on the proxy card from the Company. You may also revoke your proxy and change your vote by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote again at the Annual Meeting. If your shares are held by a bank or broker, you may change your vote by submitting new voting instructions to your bank, broker, trustee or agent, or, if you have obtained a legal proxy from your bank or broker giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Only your latest signed and dated proxy will count and will serve as a revocation of any prior proxy submitted. Proxies may also be revoked at any time prior to being voted at the Annual Meeting by delivering a written notice of revocation. A written revocation may be in any form validly signed by the record holder or an authorized agent of the record holder as long as it clearly states that the proxy previously given is no longer effective. A written notice of revocation may be delivered either to Mr. Rodgers in care of MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, or to such address as the Company may provide. Although a revocation is effective if delivered to the Company, Mr. Rodgers requests that you mail or deliver either the original or a copy of any revocation to Mr. Rodgers in care of MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016 at the address above. Mr. Rodgers may contact stockholders who have revoked their proxies.

By submitting your proxy to Mr. Rodgers by signing and dating the enclosed GOLD proxy card, you are revoking all prior proxies that you have previously given with respect to the Annual Meeting.

SOLICITATION OF PROXIES

Mr. Rodgers has hired MacKenzie Partners, Inc. (“MacKenzie”) to assist in the proxy solicitation and provide advisory services in connection with the solicitation of proxies, for which MacKenzie is to receive a fee of up to $[●]. Up to [●] people may be employed by MacKenzie in connection with the solicitation of proxies. Mr. Rodgers has also agreed to reimburse MacKenzie for out-of-pocket expenses and to indemnify MacKenzie against certain liabilities and expenses, including reasonable legal fees and related charges. MacKenzie will solicit proxies from individuals, banks, brokerage firms, dealers, trust companies, other nominees and other institutional holders. Other than such arrangement, Mr. Rodgers has no plans to make any arrangements and has no understanding with any other person regarding the solicitation of proxies hereunder, and no person has been authorized by him to give any information or to make any representation in connection with the proxy solicitation other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized.

Mr. Rodgers’s expenses related to the solicitation of proxies are currently estimated to be approximately $1,000,000, of which approximately $250,000 has been incurred to date. Such costs include, among other things, expenditures for attorneys, public relations advisors, proxy solicitors, printing, advertising, transportation, litigation, postage and other miscellaneous expenses and fees incidental to the solicitation. Mr. Rodgers will pay his own costs of soliciting proxies under this Proxy Statement. Bank, brokerage firms, dealers, trust companies and other nominees who forward solicitation materials to their principals will be reimbursed for their customary and reasonable out-of-pocket expenses. The initial solicitation of proxies by mail may be supplemented by telephone, fax, email, newspapers and other publications of general distribution, through the Internet, and by other electronic communication and personal solicitation by T.J. Rodgers and the persons listed on Annex A who are “participants” in the solicitation of proxies. No additional compensation for soliciting proxies will be paid to such participants for their proxy solicitation efforts.

Mr. Rodgers does not currently intend to seek reimbursement from the Company for the costs of this solicitation. Mr. Rodgers does not currently intend to submit the question of such reimbursement to a vote of the stockholders of the Company.

OTHER MATTERS

Miscellaneous

Except as set forth in this Proxy Statement, T.J. Rodgers is not aware of any other proposals to be considered at the Annual Meeting. However, if Mr. Rodgers learns of any other proposals made a reasonable time before the Annual Meeting, he will either supplement this Proxy Statement and provide stockholders with an opportunity to vote by proxy directly on such matters or will not exercise discretionary authority with respect to the proposal. If other proposals are made thereafter, the persons named as proxies on the GOLD proxy card will vote such proxies in their discretion on such proposals.

Interests of Participants in this Proxy Solicitation

This proxy solicitation is being conducted by Mr. Rodgers. The information in this Proxy Statement and in Annex A about the other persons listed on Annex A who are “participants” in the solicitation of proxies by Mr. Rodgers was provided by Mr. Rodgers and the participants.

Important Notice Regarding the Availability of Proxy Materials of T.J. Rodgers for the Annual Meeting of Stockholders of Cypress Semiconductor Corporation to be held on [●], 2017:

This preliminary Proxy Statement and the GOLD proxy card are available at www.cypressfirst.com.

Certain Information Regarding the Company

Based on information publicly disclosed by the Company, the Company’s principal executive office is located at 198 Champion Court, San Jose, California 95134.

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document the Company files at the SEC’s public reference room located at

100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. You may also access the SEC filings and obtain other information about the Company through its website, which is www.cypress.com.

Mr. Rodgers has omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Cypress Proxy Statement in reliance on Rule 14a-5(c) of the Exchange Act. Such disclosure includes (1) interests of certain persons in matters to be acted upon, other than Mr. Rodgers and the CypressFirst Nominees, (2) voting securities and principal holders thereof, other than Mr. Rodgers and the CypressFirst Nominees, (3) information regarding directors and executive officers, other than the CypressFirst Nominees, and (4) compensation of directors and executive officers (including Mr. Rodgers during his service as an officer and director of the Company). Mr. Rodgers was not involved in the preparation of the Cypress Proxy Statement, and cannot reasonably confirm the accuracy or completeness of certain information contained in the Cypress Proxy Statement.

Except as otherwise stated in this Proxy Statement, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information, including the preliminary Cypress Proxy Statement filed on [●], 2017 with the SEC. Although Mr. Rodgers has no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement that are made in reliance upon publicly available information are inaccurate or incomplete, to date (1) Mr. Rodgers has not had access to the books and records of the Company related to such information and statements, (2) was not involved in the preparation of such information, and (3) is not in a position to verify such information and statements. All information relating to any person other than the participants is based only on the knowledge of Mr. Rodgers.

Stockholder Proposals For the 2018 Annual Meeting

The Cypress Proxy Statement discloses the following information related to the submission of stockholder proposals for the 2018 Annual Meeting:

Inclusion of Proposals in the Cypress Proxy Statement and Proxy Card Under the SEC’s Rules

Any proposal of a stockholder intended to be included in the Cypress Proxy Statement and form of proxy/voting instruction card for the 2018 Annual Meeting to Rule 14a-8 of the SEC’s rules must be received by the Company no later than [●], 2017. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the Cypress Proxy Statement and form of proxy. All proposals should be addressed to the Corporate Secretary of the Company, Pamela Tondreau, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134.

Bylaw Requirements for Stockholder Submission of Nominations and Proposals

A stockholder recommendation for nomination of a person for election to the Board or a proposal for consideration at the 2018 Annual Meeting, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be submitted in accordance with the advance notice procedures and other requirements set forth in the Bylaws. These requirements are separate from the requirements discussed above to have the stockholder nomination or other proposal included in the Cypress Proxy Statement and form of proxy/voting instruction card pursuant to the SEC’s rules. The item to be brought before the meeting must be a proper subject for stockholder action. The Bylaws require that the proposal or recommendation for nomination must be received by the Company Secretary at the above address no later than [●], 2018, unless the date of the 2018 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, in which case notice by the stockholder to be timely must be so received not later than the later of the close of business 90 days prior to such annual meeting or the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. You should not place undue reliance on any such statements, and any forward-looking statements made in this Proxy Statement are qualified in their entirety by these cautionary statements. There can be no assurance that the actual results or developments anticipated by T.J. Rodgers will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business, operations or financial condition. Except to the extent required by applicable law, T.J. Rodgers undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OTHER INFORMATION

This Proxy Statement is dated March [●], 2017. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to stockholders shall not create any implication to the contrary.

YOUR PROMPT ACTION IS IMPORTANT. T.J. RODGERS URGES YOU TO VOTE THE ENCLOSED GOLD PROXY CARD TODAY.

ABOUT T.J. RODGERS

T.J. Rodgers co-founded Cypress in 1982 and served as the Company’s president and chief executive officer until April 2016 and as a member of the Board until August 2016. He is a former chairman of the Semiconductor Industry Association (SIA) and SunPower Corp., and currently sits on the boards of directors of high-technology companies, including Bloom Energy (fuel cells), Enphase (solar energy electronics), WaterBit (precision agriculture) and Enovix (silicon lithium-ion batteries). He has been honored for his foundational support over a 20-year period of the Second Harvest Food Bank of Santa Clara and San Mateo Counties and the California Association of African American Educators. Rodgers received his bachelor’s degree from Dartmouth College, graduating as salutatorian with majors in chemistry and physics. He received his master’s degree and Ph.D. in electrical engineering from Stanford University. While pursuing his Ph.D. degree, Rodgers invented the VMOS process technology, which he later licensed to American Microsystems, Inc.

Mr. Rodgers is the Company’s largest non-institutional stockholder and controls the vote of an aggregate of 8,727,619 shares of Common Stock.

ANNEX A

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, T.J. Rodgers and the CypressFirst Nominees are “participants” with respect to Mr. Rodgers’s solicitation of proxies. The following sets forth certain information about the persons who are participants.

Certain Information Concerning the Participants

There are no material legal proceedings in which any of the participants or any of their associates is a party adverse to the Company or any of its subsidiaries, or proceedings in which such CypressFirst Nominees or associates have a material interest adverse to the Company or any of its subsidiaries, other than the litigation related to the Demand and 220 Complaint. There are no family relationships among the participants or between any of the CypressFirst Nominees and any director or executive officer of the Company.

Other than as disclosed in the Company’s filings with the SEC, none of the participants nor any of their associates are aware of a transaction or any currently proposed transaction since January 4, 2016, in which the Company or any of its affiliates was or is to be a participant and in which any “Related Person” (as defined in Item 404 of Regulation S-K) had or will have a direct or indirect material interest. Mr. Rodgers received compensation from the Company as an officer or director of the Company until his retirement in August 2016, which is required to be described in the Company Proxy Statement related to the Annual Meeting or in an amendment to the Company’s Annual Report on Form 10-K in accordance with Regulation S-K.

CypressFirst Nominees

The following table sets forth the names and business addresses of the CypressFirst Nominees, as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the CypressFirst Nominees is carried on. Additional information regarding the principal occupations or employment of the CypressFirst Nominees is set forth under the caption “Proposal 1—Election of Directors.”

Name	Occupation	Business Address
J. Daniel McCranie	Board Directorships	1750 Vista Del Sur Gilroy, CA 95020
Camillo Martino	Board Directorships	18841 Graystone Lane, San Jose, CA 95120

Except as disclosed in this Proxy Statement, none of the CypressFirst Nominees has been involved in any legal proceedings in the preceding ten years described in Item 401(f) of Regulation S-K. Except as disclosed in this Proxy Statement, there are no arrangements or understandings between any of the CypressFirst Nominees and any other party pursuant to which any such CypressFirst Nominee was or is to be selected as a director or nominee.

As discussed above, Mr. Rodgers received compensation from the Company as an officer until his retirement in August 2016, which is required to be included in the Company Proxy Statement related to the Annual Meeting or in an amendment to the Company’s Annual Report on Form 10-K. Except as disclosed in this Proxy Statement, none of the CypressFirst Nominees nor any of their associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Company, or is subject to any arrangement described in Item 402 of Regulation S-K. There are no interlocking relationships that would have required disclosure under Item 407(e)(4) of Regulation S-K had either CypressFirst Nominee been a director of the Company during the Company’s last completed fiscal year.

T.J. Rodgers

T.J. Rodgers’s business address is 545 Eastview Way, Woodside, California 94062. Mr. Rodgers’s principal occupation and/or employment is through various board directorships. Additional information regarding Mr. Rodgers’s principal occupation and/or employment set forth under the caption “About T.J. Rodgers.”

Information Regarding Ownership of Common Stock by the Participants

T.J. Rodgers

Mr. Rodgers beneficially owns 8,727,619 shares of Common Stock, 100 shares of which are held of record by the Rodgers Massey Revocable Living Trust Dtd 04/04/11. Certain entities and individuals may be deemed to be “associates” of T.J. Rodgers under the Exchange Act (collectively, the “Associates”, and with respect to the trusts listed below, the “Trusts”). The address of such Associates is the same as Mr. Rodgers’s business address as set forth above. The Associates beneficially own shares of Common Stock as set forth in the table below.

Associate Name	Common Stock Beneficial Ownership
Rodgers Massey Revocable Living Trust Dtd 04/04/11	7,620,619 shares (of which 100 shares are held of record)

Rodgers Massey Charitable Legacy Trust	235,000 shares (none of which are held of record)

TJ Rodgers 2012 Irrevocable Trust Dtd 12/26/12	210,000 shares (none of which are held of record)

Valeta Massey 2012 Irrevocable Trust Dtd 12/26/12	210,000 shares (none of which are held of record)

The James Rodgers Irrevocable Trust	200,000 shares (none of which are held of record)

The Rodgers Massey Living Trust	102,000 shares (none of which are held of record)

The Rodgers Massey 2012 Residences Trust Dtd 12/26/12	100,000 shares (none of which are held of record)

Rodgers-Massey 2016 Irrevocable Charitable Trust Dtd 08/30/16	50,000 shares (none of which are held of record)

Valeta Massey	8,727,619 shares beneficially owned (none of which are held of record by Ms. Massey) and which represents shares of Common Stock held by the foregoing Trusts.

Mr. Rodgers is or may be deemed to be the beneficial owner of the shares of Common Stock held by the foregoing Trusts. Ms. Massey is or may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Mr. Rodgers. Neither Mr. Rodgers nor the Associates owns any shares of Common Stock of record that such person or entity does not own beneficially. Neither Mr. Rodgers nor the Associates beneficially own any other securities of the Company or any parent or subsidiary of the Company.

Mr. Rodgers has pledged 7,620,519 shares of Common Stock in a single margin account. As of March 14, 2017, none of these shares is subject to a margin call. The pledged shares are not used to shift or hedge any economic risk in owning Common Stock. These shares collateralize loans used to primarily fund Mr. Rodgers’s purchase of Common Stock upon the exercise of certain option grants prior to their expiration over the past years.

The CypressFirst Nominees

The CypressFirst Nominees have beneficial ownership of shares of Common Stock as set forth in the table below. No associates of the CypressFirst Nominees beneficially own any shares of Common Stock. Neither of the CypressFirst Nominees nor any of their respective associates owns any shares of Common Stock of record that such person or entity does not own beneficially. Neither of the CypressFirst Nominees or any of their respective associates beneficially own any other securities of the Company or any parent or subsidiary of the Company.

Name	Number of Shares of Common Stock
J. Daniel McCranie	25,000
Camillo Martino	10,000

Transactions in the Company’s Securities by the Participants

During the two years prior to March 14, 2017, the participants purchased or sold the following securities of the Company. Except as disclosed in this Proxy Statement, none of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

T.J. Rodgers

Date of Transaction	Number of Shares	Nature of Transaction(1)
03/03/2015	180,000	(2)
10/27/2015	25,000	(3)
10/28/2015	75,000	(3)
11/04/2015	5,000	(3)
11/06/2015	4,400	(3)
11/09/2015	5,000	(3)
11/10/2015	5,000	(3)
11/11/2015	5,000	(3)
11/12/2015	5,000	(3)
11/13/2015	5,000	(3)
11/16/2015	5,000	(3)
11/17/2015	5,000	(3)
11/18/2015	5,000	(3)
11/19/2015	5,000	(3)
11/20/2015	5,000	(3)
11/23/2015	5,000	(3)
11/24/2015	5,000	(3)
11/25/2015	5,000	(3)
11/27/2015	2,000	(3)
12/03/2015	4,400	(3)
12/04/2015	2,400	(3)
12/07/2015	4,000	(3)
12/08/2015	5,000	(3)
12/09/2015	3,700	(3)
02/03/2016	18,500	(4)
02/03/2016	7,151	(5)
02/03/2016	18,500	(4)
02/03/2016	22,548	(5)
02/04/2016	6,000	(3)
02/05/2016	8,000	(3)
02/08/2016	65,000	(3)
02/08/2016	25,000	(3)

Date of Transaction	Number of Shares	Nature of Transaction(1)
02/10/2016	7,700	(3)
02/11/2016	12,500	(3)
02/18/2016	216,000	(4)
06/13/2016	492,000	(4)
06/24/2016	1,251,093	(7)
06/24/2016	420,875	(8)
09/02/2016	1,000,000	(9)
09/08/2016	50,000	(9)
09/08/2016	235,000	(9)
12/21/2016	16,600	(9)
01/24/2017	110,191	(9)
01/24/2017	324,126	(9)
01/24/2017	549,083	(9)

(1)	Transactions include purchases or sales of shares of Common Stock by Mr. Rodgers and/or the Trusts.
(2)	Grant of restricted stock unit award.
(3)	Open market purchase of shares of Common Stock.
(4)	Acquisition of shares of Common Stock upon vesting of restricted stock unit award.
(5)	Shares of Common Stock withheld for payment of the tax liability incident to the vesting of restricted stock unit award.
(6)	Open market purchase of shares of Common Stock.
(7)	Exercise of stock option.
(8)	Shares of Common Stock withheld as payment of exercise price of stock option.
(9)	Open market sale of shares of Common Stock.

J. Daniel McCranie

Date of Transaction	Number of Shares	Nature of Transaction
03/03/2015	160,000	(1)
04/28/2015	160,000	(2)
04/29/2015	82,003	(3)
10/22/2015	132,091	(4)
11/03/2015	50,000	(4)
11/13/2015	133,349	(4)
03/06/2017	25,000	(5)

(1)	Grant of restricted stock unit award.
(2)	Acquisition of shares of Common Stock upon vesting of restricted stock unit award.
(3)	Sale of shares of Common Stock to cover taxes due upon vesting of restricted stock unit award.
(4)	Open market sale of shares of Common Stock following Mr. McCranie’s departure from the Company in 2015.
(5)	Open market purchase of shares of Common Stock.

Camillo Martino

Date of Transaction	Number of Shares	Nature of Transaction
03/03/2017	10,000	(1)

(1)	Open market purchase of shares of Common Stock.

Miscellaneous Information Concerning the Participants

Except as described in this Annex A or in this Proxy Statement, neither any participant nor any of his respective associates or affiliates (together, the “Participant Affiliates”) (1) is either a party to any transaction or series of transactions since January 1, 2016 or has knowledge of any currently proposed transaction or series of proposed transactions, (a) to which the Company or any of its subsidiaries was or is to be a participant; (b) in which the amount involved exceeds $120,000; and (c) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest or (2) has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter presently expected by Mr. Rodgers to be acted upon at the Annual Meeting. Furthermore, except as described in this Annex A or this Proxy Statement, no participant or Participant Affiliate (1) directly or indirectly beneficially owns any securities of the Company or any securities of any subsidiary of the Company, or (2) has had any relationship with the Company in any capacity other than as a stockholder.

Except as described in this Annex A or in this Proxy Statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Annex A or in this Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since January 1, 2016, with any person with respect to any securities of the Company, including, but not limited to, the transfer or voting of such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, consents or authorizations.

Each of Mr. Rodgers and the CypressFirst Nominees may be deemed to have an interest in the election of the CypressFirst Nominees directly or indirectly through the record or beneficial ownership of shares of Common Stock. The CypressFirst Nominees may be deemed to have an interest in their election to the Board by virtue of the compensation and indemnification that they will, or will be entitled to, receive from the Company if elected as directors.

Except as described in this Annex A or in this Proxy Statement, there are no arrangements, agreements or understandings between or among the participants or between or among participants and any other persons or entities in connection with the election of the CypressFirst Nominees, and none of the participants will receive additional compensation from Mr. Rodgers in connection with the election of the CypressFirst Nominees, except for reimbursement from Mr. Rodgers to the CypressFirst Nominees for travel and reasonable accommodation in connection with the solicitation of proxies pursuant to this Proxy Statement.

Except as described in this Annex A or in this Proxy Statement, (1) no occupation or employment is or was carried on by any CypressFirst Nominee with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company and (2) neither of the CypressFirst Nominees has ever served on the Board.

During the Company’s last fiscal year, none of the participants was the beneficial owner of more than 10% of any class of equity securities of the Company.

Except as described in this Annex A or in this Proxy Statement, there are no relationships or dealings between the CypressFirst Nominees and the Company or any of its subsidiaries, affiliates, directors, officers or agents.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

DATED MARCH 14, 2017

2017 ANNUAL MEETING OF STOCKHOLDERS

CYPRESS SEMICONDUCTOR CORPORATION

THIS PROXY IS SOLICITED BY T.J. RODGERS AND NOT BY OR ON BEHALF OF THE BOARD OF

DIRECTORS OF CYPRESS SEMICONDUCTOR CORPORATION

The undersigned stockholder of Cypress Semiconductor Corporation, a Delaware corporation (the “Company”) hereby constitutes and appoints T.J. Rodgers, as proxy with full power of substitution, and hereby authorizes him to represent to vote, as designated on the reverse side of this proxy, all shares of common stock, par value $0.01 per share, of the Company registered in the name of the undersigned at the 2017 Annual Meeting of Stockholders of the Company to be held at [ • ], local time, on [ • ], 2017, at [ • ] and at any adjournments, postponements or other delays thereof and at any special meeting that may be called in lieu thereof  (the “Annual Meeting”).

IF NO SPECIFICATION IS MADE, THE SHARES OF COMMON STOCK WILL BE VOTED WITH RESPECT TO THE PROPOSALS ON THE REVERSE: (I) FOR J. DANIEL MCCRANIE FOR DIRECTOR, (II) FOR CAMILLO MARTINO FOR DIRECTOR, (III) FOR THE PERSONS WHO HAVE BEEN NOMINATED BY CYPRESS TO SERVE AS DIRECTORS OTHER THAN RAY BINGHAM AND ERIC BENHAMOU, (IV) FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, (V) [AGAINST] THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND (VI) IN THE PROXY HOLDER’S DISCRETION AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

NOTE: IF YOU HOLD YOUR SHARES IN STREET NAME AND WISH TO PROVIDE VOTE ALLOCATION INSTRUCTIONS, YOU MUST CONTACT YOUR BROKER, TRUSTEE OR OTHER REPRESENTATIVE FOR INSTRUCTIONS.

IF ANY OF THE NOMINEES NAMED IN PROPOSAL 1 DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, MR. RODGERS SHALL HAVE THE AUTHORITY TO VOTE FOR ANY OTHER PERSON WHO MAY BE DESIGNATED BY THE PARTICIPANTS AS A SUBSTITUTE.

This proxy revokes all prior proxies given by the undersigned with respect to the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR PROXY TODAY.

Mr. Rodgers’s Proxy Statement and this GOLD proxy card are available for review at

www.cypressfirst.com

(continued, and to be signed and dated, on the reverse side)

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YOUR VOTE IS IMPORTANT!

Please take a moment now to vote your shares of the Company’s

Common stock for the upcoming Annual Meeting of Stockholders

PLEASE REVIEW THE PROXY STATEMENT

AND VOTE TODAY.

Vote by Mail—Please sign, date and return the GOLD proxy card in the postage-paid envelope provided, or mail it to: T.J. Rodgers, c/o MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016.

▼ PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

PLEASE MARK VOTES AS IN THIS EXAMPLE [X]

PROPOSAL 1—Election of Directors

1.

To elect the CypressFirst nominees, J. Daniel McCranie and Camillo Martino, along with the incumbent nominees of the Company other than Ray Bingham and Eric Benhamou to serve as directors until the Company’s 2018 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
CypressFirst Nominees:	(01) J. Daniel McCranie (02) Camillo Martino	[ ]	[ ]	[ ]

Mr. Rodgers is NOT seeking authority to vote for and WILL NOT exercise any authority to vote for Ray Bingham or Eric Benhamou. You should refer to the proxy statement and form of proxy distributed by the Company for the names, background, qualifications and other information concerning the Company nominees.

NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED “FOR” ONE OF THE TWO CYPRESSFIRST NOMINEES OR ANY OF THE COMPANY’S INCUMBENT NOMINEES SET FORTH ABOVE, MARK THE “FOR ALL EXCEPT” BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW - See the Cypress Proxy Statement for the names of the five other Nominees.

MR. RODGERS RECOMMENDS A VOTE “FOR” BOTH OF HIS CYPRESSFIRST NOMINEES AND “FOR” THE PERSONS WHO HAVE BEEN NOMINATED BY CYPRESS TO SERVE AS DIRECTORS, OTHER THAN RAY BINGHAM AND ERIC BENHAMOU.

PROPOSAL 2— Ratification of Appointment of Independent Registered Public Accounting Firm

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

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T.J. RODGERS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

PROPOSAL 3—Advisory Vote on the Company’s Executive Compensation

3.	An annual advisory vote to approve the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

T.J. RODGERS RECOMMENDS THAT STOCKHOLDERS VOTE “[AGAINST]” PROPOSAL 3.

THIS PROXY IS VALID ONLY WHEN SIGNED.

DATED:

(Signature)

(Signature, if held jointly)

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

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